BARK Determines Not to Pursue Transaction Following
Review of Previously Disclosed Proposals

NEW YORK, March 20, 2026 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”) today provided an update regarding previously disclosed preliminary non-binding indicative proposals involving the Company.

As previously disclosed, on January 9, 2026, the Company received an unsolicited preliminary non-binding indicative proposal from Great Dane Ventures, LLC (“Great Dane”), an entity formed by certain of the Company’s stockholders, to acquire all of the outstanding shares of the Company’s common stock not already beneficially owned by Great Dane. That proposal has since been withdrawn.

Also as previously disclosed, on January 14, 2026, the Company received an unsolicited preliminary non-binding indicative proposal from GNK Holdings LLC and Marcus Lemonis (collectively, the “GNK/Lemonis Group”) to acquire all of the outstanding shares of the Company’s common stock not already beneficially owned by the GNK/Lemonis Group. The Special Committee of the Board of Directors, consistent with its fiduciary duties and in consultation with its independent legal and financial advisors, carefully evaluated the proposal and determined that it did not adequately reflect the value of the Company. Based on this evaluation, the Special Committee has determined not to pursue a transaction with the GNK/Lemonis Group.

While the Company remains open to evaluating strategic opportunities that would further enhance stockholder value, the Special Committee has decided that it is in the best interests of stockholders to conclude the current review process. The Special Committee believes that continuing to execute the Company’s existing standalone strategy represents the best path to maximize long-term stockholder value.

The Company remains focused on disciplined execution, driving sustainable growth and profitability, and enhancing long-term stockholder value.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, food, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; BARK in the Belly, a premium dog food and consumables line that donates 100% of food profits to fight canine hunger; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward-Looking Statements
This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Actual results and outcomes could differ materially from any results or outcomes made or implied in such forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to, risks and information included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 5, 2026, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements except as required by law.

Contacts
Investors:
investors@barkbox.com

Media:
press@barkbox.com

Jim Golden / Ed Hammond / Quinn Conway
Collected Strategies
BARK-CS@collectedstrategies.com